Exhibit 1.1

EXECUTION VERSION

Constellation Brands, Inc.

3.200% Senior Notes Due 2023

3.600% Senior Notes Due 2028

4.100% Senior Notes Due 2048

Underwriting Agreement

New York, New York

January 29, 2018

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

J.P. Morgan Securities LLC

      as Representatives of the Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Constellation Brands, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Notes”), to be issued under an Indenture, dated as of April 17, 2012 (the “Base Indenture”), among the Company, the Guarantors (as defined below) and Manufacturers and Traders Trust Company, as trustee (the “Trustee”), and Supplemental Indenture No. 18, Supplemental Indenture No. 19 and Supplemental Indenture No. 20 (collectively, the “Supplemental Indentures,” and together with the Base Indenture, Supplemental Indenture No. 1, dated as of April 17, 2012, Supplemental Indenture No. 2, dated as of August 14, 2012, Supplemental Indenture No. 3, dated as of May 14, 2013, Supplemental Indenture No. 4, dated as of May 14, 2013, Supplemental Indenture No. 5, dated as of June 7, 2013, Supplemental Indenture No. 6, dated as of May 28, 2014, Supplemental Indenture No. 7, dated as of November 3, 2014, Supplemental Indenture No. 8, dated as of November 3, 2014, Supplemental Indenture No. 9, dated as of December 4, 2015, Supplemental Indenture No. 10, dated as of January 15, 2016, Supplemental Indenture No. 11, dated as of December 6, 2016, Supplemental Indenture No. 12, dated as of May 9, 2017, Supplemental Indenture No. 13, dated as of May 9, 2017, Supplemental Indenture No. 14, dated as of May 9, 2017, Supplemental Indenture No. 15, dated as of November 7, 2017, Supplemental Indenture No. 16, dated as of November 7, 2017, and Supplemental Indenture No. 17, dated as of November 7, 2017, the “Indenture”), as applicable, each to be dated as of February 7, 2018, and each among the Company, the Guarantors and the Trustee. Pursuant to the terms of the Indenture, the holders of Notes will be entitled to the benefit of guarantees (the “Guarantees” and together with the Notes, the “Securities”) from each of the subsidiaries of the Company listed on the signature pages hereto (the “Guarantors” and together with the Company, the “Issuers”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the term Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. References herein made to the Final Prospectus as of a time prior to its filing under Rule 424(b) shall mean the Final Prospectus as subsequently filed in accordance with such rule. Certain terms used herein are defined in Section 20 hereof.

1.       Representations and Warranties. Each Issuer, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)     The Issuers meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission on May 2, 2017 an automatic shelf registration statement, as defined in Rule 405 on Form S-3 (File No. 333-217584), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities, and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)     The Company will pay any unpaid fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) and in accordance with Rules 456(b) and 457(r).

(c)     On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and the Indenture has been duly qualified under the Trust Indenture Act; and as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)     (i) The Disclosure Package and (ii) each electronic “road show” (as defined in Rule 433) relating to the offering of the Securities that is a “written communication” under Rule 405 (each, an “Electronic Road Show”) identified on Schedule III, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(e)     (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(f)     (i) At the earliest time after the filing of the Registration Statement that the Company made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), no Issuer was or is an Ineligible Issuer (as defined in Rule 405).

(g)     Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(h)     The Company, each of the Guarantors and each other Significant Subsidiary (as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Act) that is not a Guarantor have been duly incorporated or otherwise formed or organized and are validly existing as corporations, limited liability companies, partnerships or other forms of entities, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation, formation or organization, with full power and authority (including, as applicable, corporate and other) to own their properties and conduct their respective businesses as described in the Disclosure Package and the Final Prospectus and are duly qualified to transact business as foreign corporations (or other applicable form of entity) in good standing under the laws of each jurisdiction where the ownership or leasing of their respective properties or the conduct of their respective businesses require such qualification, except where the failure to be so qualified or in good standing (either in a foreign jurisdiction or, solely with respect to any Significant Subsidiary that is not a Guarantor, the jurisdiction of such Significant Subsidiary’s incorporation, formation or organization) would not be reasonably expected to have a material adverse effect on the business, management, condition (financial or otherwise), results of operations or business prospects of the Company and each of its consolidated subsidiaries (the “Subsidiaries”) considered as a whole (a “Material Adverse Effect”); the Company had at the dates indicated an authorized capitalization as set forth in the Disclosure Package and the Final Prospectus, and the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and the outstanding shares of capital stock or other ownership interests of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable (to the extent applicable) and are owned beneficially by the Company (except for directors’ qualifying shares and as otherwise described in the Disclosure Package and the Final Prospectus) free and clear of all liens, encumbrances, equities and claims

(collectively, “Liens”) except for the Liens permitted by the Company’s Sixth Amended and Restated Credit Agreement, dated as of July 14, 2017 (the “Credit Agreement”), and other Liens that are not material and except as described in the Disclosure Package and the Final Prospectus. Neither the Company nor any of the Guarantors is in violation of its respective charter, bylaws or other formation or organizational documents and neither the Company nor any of the Guarantors is in default (nor has an event occurred with notice, lapse of time or both that would constitute a default) in the performance of any obligation, agreement or condition contained in any agreement, lease, indenture or instrument of the Company or any Guarantor, where such violation or default, individually or in the aggregate, would have a Material Adverse Effect.

(i)     The Issuers have full power and authority to enter into this Agreement and the Indenture and to issue, sell and deliver the Notes, in the case of the Company, and the Guarantees, in the case of the Guarantors, to be sold by them to the Underwriters as provided herein and therein. The execution, delivery and performance of this Agreement, the Indenture and the Securities by the Company and the Guarantors, as the case may be, the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby and the consummation of the other transactions contemplated by the Disclosure Package and the Final Prospectus, do not and will not conflict with or result in a breach or violation by the Company or any Subsidiary, as the case may be, of any of the terms or provisions of, constitute a default by the Company or any Subsidiary, as the case may be, under, or result in the creation or imposition of any Lien upon any of the assets of the Company or any Subsidiary pursuant to the terms of, (A) the Credit Agreement or any other indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which any of them or any of their respective properties is subject, (B) the charter, or bylaws or other formation or organizational documents of the Company or any Subsidiary or (C) any statute, judgment, decree, order, rule or regulation of any foreign or domestic court, governmental agency or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets except, with respect to clauses (A) and (C) of this Section 1(i), for any conflict, breach, violation, default or Liens that, individually or in the aggregate, would not have a Material Adverse Effect.

(j)     The execution and delivery of the Base Indenture has been duly authorized by all necessary corporate or other action of the Issuers, and the Base Indenture has been duly executed and delivered in accordance with its terms by the Issuers and is a legal, valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws relating to creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The execution and delivery of the Supplemental Indentures has been duly authorized by all necessary corporate or other action of the Issuers and, when the Supplemental Indentures have been duly executed and delivered in accordance with their terms by each party thereto, the Indenture will be a legal, valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws relating to creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The issuance, execution and delivery of the Notes has been duly authorized by all necessary corporate or other action of the Company and, when executed, issued and delivered by the Company and authenticated by the Trustee and paid for in accordance with this Agreement, the Notes will be the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The issuance, execution and delivery of the Guarantees have been duly authorized by all necessary corporate or other action of each Guarantor and, when executed, issued and delivered by each Guarantor and when the Notes are authenticated by the Trustee and paid for in accordance with this Agreement, the Guarantees will be the legal, valid, binding and enforceable obligations of each Guarantor, entitled to the benefits of the Indenture subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The execution and delivery of this Agreement by the Issuers has been duly authorized by all necessary corporate or other action, and this Agreement has been duly executed and delivered by the Issuers and is the valid and legally binding agreement of each of the Issuers. The Securities and the Indenture conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus under the heading “Description of the Notes and the Guarantees.”

(k)     Except as described or referred to in the Disclosure Package and the Final Prospectus, there is not pending, or to the knowledge of the Issuers threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company or any of the Subsidiaries, would reasonably be expected, individually or in the aggregate with all such other actions, suits, proceedings, inquiries or investigations, to result in a Material Adverse Effect or materially adversely affect the consummation of the offering of the Securities pursuant to this Agreement.

(l)     KPMG LLP are independent registered public accountants with respect to the Company and its consolidated Subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board. The historical financial statements (including the related notes) of the Company incorporated by reference in the Disclosure Package and the Final Prospectus comply as to form in all material respects with the requirements applicable to a registration statement on Form S-3 under the Act; such historical financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods covered thereby and fairly present the financial position of the Company at the respective dates indicated and the results of its operations, statements of changes in stockholders’ equity and cash flows for the respective periods indicated. The other financial information contained in or incorporated by reference in the Disclosure Package and the Final Prospectus and relating to the Company and its Subsidiaries is derived from the accounting records of the Company and its Subsidiaries and fairly presents in all material respects the information purported to be shown thereby. The statistical information and data included in the Disclosure Package or the Final Prospectus fairly presents, in all material respects, the information purported to be shown thereby and is based in or derived from sources that the Company believes to be reliable and accurate, and where necessary the Company has obtained the written consent to use such data. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Base Prospectus, Preliminary Prospectus and the Final Prospectus have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m)     Except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), (i) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would, individually or in the aggregate, have a Material Adverse Effect, (ii) there has not been any material change in the consolidated long-term debt of the Company; and (iii) there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, condition (financial or otherwise), prospects or operations of the Company and the Subsidiaries taken as a whole.

(n)     The Company and each of the Subsidiaries have good and marketable title to all properties and assets, as described in the Disclosure Package and the Final Prospectus as owned by them free and clear of all Liens, except for (i) Liens permitted by the Credit Agreement, (ii) Liens as are described in the Disclosure Package and the Final Prospectus and (iii) Liens that do not individually or in the aggregate result in a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions that would not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has any notice of any claims of any sort that have been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any material leases or subleases, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, which claims would have a Material Adverse Effect.

(o)     Each of the Company and the Subsidiaries owns or possesses all governmental and other licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own, lease and operate its properties and to conduct its business as presently conducted by it and described in the Disclosure Package and the Final Prospectus, except where the failure to own or possess such licenses, permits, certificates, consents, orders, approvals and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the “Material Licenses”); all of the Material Licenses are valid and in full force and effect, except where the invalidity of such Material License or the failure of such Material License to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of its Subsidiaries has received any notice of proceedings relating to revocation or modification of any such Material Licenses which would, individually or in the aggregate, have a Material Adverse Effect. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental agency or body is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Indenture, the Notes and the Guarantees other than such as have been already obtained or may be required under (i) the Act or regulations thereunder, (ii) the securities or Blue Sky laws of any state or non-U.S. jurisdiction, or (iii) the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(p)     Each of the Company and its Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, trademarks, service marks, trade names and know-how (including trade secrets and other patentable and/or unpatentable proprietary or confidential information or procedures) (collectively, “intellectual property”) necessary to carry on its business as presently operated by it, except where the failure to own or possess or have the ability to acquire any such intellectual property would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property or of any facts which would render any intellectual property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein and which infringement or conflict would have a Material Adverse Effect.

(q)     None of the Company or any of its Subsidiaries has taken, or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(r)     No holder (other than the Company or any of its Subsidiaries) of any securities of the Company or any of its Subsidiaries is entitled to have such securities included in the Registration Statement in connection with the offering of the Securities.

(s)     None of the Company or any of its Subsidiaries is or after giving effect to the use of proceeds will be an investment company required to be registered under the Investment Company Act of 1940, as amended.

(t)     The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound insurers, in such amounts and covering such risks as is generally maintained by companies engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(u)     Except as described in the Disclosure Package and the Final Prospectus, the Company and its Subsidiaries comply in all material respects with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not individually or in the aggregate have a Material Adverse Effect. None of the Company or any of its Subsidiaries is the subject of any pending or, to the knowledge of any of the Issuers, threatened, foreign, federal, state or local investigation evaluating whether any remedial action by the Company or any of its Subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company’s or any of its Subsidiaries’ business operations or ownership or possession of any of their properties or assets or is in contravention of any Environmental Law that would in either case, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any notice or claim, nor are there pending or, to the knowledge of any of the Issuers, threatened lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that would have a Material Adverse Effect. As used herein, “Environmental Laws” means any foreign, federal, state or local law or regulation applicable to the Company’s or any of its Subsidiaries’ business operations or ownership or possession of any of their properties or assets relating to environmental matters, and “Hazardous Materials” means those substances that are regulated by or form the basis of liability under any Environmental Laws.

(v)     No labor problem exists with the employees of the Company or any of its Subsidiaries or, to the knowledge of the Issuers, is imminent that, in either case, would have a Material Adverse Effect.

(w)     Except as disclosed in the Disclosure Package and the Final Prospectus, all United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed (taking into account extensions granted by the applicable federal governmental agency), except insofar as the failure to file such returns would not individually or in the aggregate result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles and except for such taxes the payment of which would not individually or in the aggregate result in a Material Adverse Effect. All foreign tax returns and other corporate franchise and income tax returns of the Company and its Subsidiaries required to be filed pursuant to applicable foreign, federal, state or local laws have been filed (taking into account extensions granted by the applicable governmental agency), except insofar as the failure to file such returns would not individually or in the aggregate result in a Material Adverse Effect, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(x)     The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Base Prospectus, Preliminary Prospectus and the Final Prospectus have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y)     Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no “material weakness” (as such term is defined in Rule 1-02(a)(4) of Regulation S-X under the Act) in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z)     The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(aa)   The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(bb)   Each of the Company and its Subsidiaries is in compliance with, and none of such entities has received any notice of any outstanding violation of, all laws, regulations, ordinances and rules applicable to it and its operations, except, in either case, where any failure by the Company or any of its Subsidiaries to comply with any such law, regulation, ordinance or rule would not, individually or in the aggregate, result in a Material Adverse Effect.

(cc)   The application of the proceeds thereof by the Company as set forth in the Disclosure Package and the Final Prospectus will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(dd)   Other than this Agreement, neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Issuers or any Subsidiary or any Underwriter for a brokerage commission, finders’ fee or like payment in connection with the offering and sale of the Securities.

(ee)   No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ff)   None of the Company or any of its Subsidiaries (but only to Issuers’ knowledge with respect to the Piedras Negras Brewery Companies for periods prior to June 7, 2013 and with respect to Home Brew Mart, Inc., High West Holdings, LLC and its subsidiaries, Compañía Cervecera de Obregón, S. de R.L. de C.V., Funky Buddha Brewery LLC and Schrader Cellars, LLC for periods prior to the date of the Company’s direct or indirect acquisition of each such entity) or, to the knowledge of any of the Issuers, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the UK Bribery Act (the “UK Bribery Act”) including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the UK Bribery Act and the Company and, to the knowledge of the Company and the Guarantors, their Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Company will not directly or, to its knowledge, indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds in violation of the FCPA or the UK Bribery Act.

(gg)   The operations of the Company and its Subsidiaries (but only to Issuers’ knowledge with respect to the Piedras Negras Brewery Companies for periods prior to June 7, 2013 and with respect to Home Brew Mart, Inc., High West Holdings, LLC and its subsidiaries, Compañía Cervecera de Obregón, S. de R.L. de C.V., Funky Buddha Brewery LLC and Schrader Cellars, LLC for periods prior to the Company’s direct or indirect acquisition of each such entity) are and have been conducted at all relevant times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and to the knowledge of the Issuers, the money laundering statutes of all jurisdictions in which the Company or any of its Subsidiaries is organized or doing business, and to the knowledge of the Issuers, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or body (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental agency or body involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantors, threatened.

(hh)   None of the Company or any of its Subsidiaries or, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee or controlled affiliate of the Company or any of its Subsidiaries, is an individual or entity that is currently subject to any sanctions by U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, or Her Majesty’s Treasury (“HMT” and collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other person, to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation of Sanctions by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise).

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and each Guarantor, as to matters covered thereby, to each Underwriter.

2.       Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule II hereto.

3.       Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

4.       Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.

5.       Agreements. The Company agrees with the several Underwriters that:

(a)     Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form consistent with Section 1(a) hereof with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)     To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)     If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading or if it shall be necessary to amend the Disclosure Package to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will, subject to the first sentence of paragraph (a) of this Section 5, (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure

Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)     If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)     As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)     Upon request, the Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)     The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)     The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than in the case of any Underwriter a free writing prospectus that (a) is not an “Issuer Free Writing Prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in Section 5(b); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any Electronic Road Show consented to by the Representatives. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus consented to by the Representatives as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)     The Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (which consent shall not be unreasonably withheld), offer, sell, contract to sell, pledge, or otherwise dispose of any debt securities substantially similar to the Notes that are issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the date which is 60 calendar days after the date of this Agreement.

(j)     The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)     The Company and the Guarantors agree to, jointly and severally, pay the costs and expenses incident to the performance of the obligations of the Issuers hereunder, including, without limiting the generality of the foregoing, all cost and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states as the Representatives may reasonably designate (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6.       Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of its obligations hereunder and to the following additional conditions:

(a)     The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A or Rule 401(g)(2) under the Act shall have been instituted or threatened. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Act.

(b)     McDermott Will & Emery LLP, special counsel for the Company, shall have furnished to the Underwriters its written opinion and negative assurance letter, each addressed to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Annex I hereto.

(c)     Nixon Peabody LLP, counsel for the Issuers, shall have furnished to the Underwriters its written opinion addressed to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Annex II hereto;

(d)     The Representatives shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuers shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e)     The Company shall have furnished to the Representatives a certificate of the Company, signed by the Company’s Treasurer or an executive officer of the Company with specific knowledge about the Company’s financial and operational matters reasonably satisfactory to the Representatives, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each Electronic Road Show used in connection with the offering of the Securities, and this Agreement and that:

(i)    the representations and warranties of each Issuer in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use or pursuant to Section 8A or Rule 401(g)(2) under the Act has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)    since February 28, 2017 there shall not have occurred any event that would have a Material Adverse Effect or any development that would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(f)    The Company shall have requested and caused KPMG LLP to have furnished to the Underwriters, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Underwriters), dated respectively as of the Execution Time and as of the Closing Date, in each case in form and substance satisfactory to the Representatives containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained or incorporated by reference in the Disclosure Package and the Final Prospectus.

(g)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease beyond that reported in paragraph 5(a) or 6 of the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)    FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(j)    The Company shall have furnished to the Representatives, at the Execution Time, a certificate of the Company, signed by the Company’s general counsel, Treasurer or an executive officer of the Company with specific knowledge about the subject matter thereof, in form and substance reasonably satisfactory to the Representatives, and such certificate shall have been reaffirmed as of the Closing Date.

(k)    Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cahill Gordon & Reindel LLP, counsel for the Underwriters, at 80 Pine Street, New York, New York 10005, on the Closing Date.

7.       Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Guarantors will, jointly and severally, reimburse the Underwriters severally through Merrill Lynch, Piece, Fenner & Smith Incorporated on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.       Indemnification and Contribution.

(a)    Each Issuer, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the registration statement for the registration of the Securities as originally filed or in any amendment thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, or (ii) the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements, in the light of the circumstances in which they were made, therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which any Issuer may otherwise have.

(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless each Issuer, each of its directors, each of its officers, and each person who controls any Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each Issuer acknowledges that the following statements set forth in the Preliminary Prospectus and the Final Prospectus: (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization and syndicate covering transactions; constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or any admission of culpability or a failure to act by or on behalf of any indemnified party.

(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers, on the one hand, and the Underwriters, on the other, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which any Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers, on the one hand, and the Underwriters, on the other, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers, on the one hand, and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by any Issuer on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any Issuer within the meaning of either the Act or the Exchange Act, each officer of any Issuer and each director of any Issuer shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations to contribute pursuant to this Section 8(d) are several in proportion to their respective purchase obligations hereunder and not joint.

9.       Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.       Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Class A Common Stock or Class B Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11.       Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(k), 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.       Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, New York, New York 10020 (Facsimile: (212) 901-7881), Attention: Legal Department, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (Facsimile: (212) 378-2383), Attention: Daniel J. Zubkoff, Esq. Notices to the Company shall be given c/o the Company at 207 High Point Drive, Building 100, Victor, New York 14564 (Facsimile: (585) 678-7118), Attention: General Counsel, with a copy to McDermott, Will & Emery LLP, 227 West Monroe Street, Chicago, Illinois 60606-5096 (Facsimile: (312) 984-7700), Attention: Bernard S. Kramer, Esq.

13.       Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.       No Fiduciary Duty. The Company and the Guarantors hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and the Guarantors and (c) the Company’s and the Guarantors’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Guarantors agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Guarantors on related or other matters). Each of the Company and the Guarantors agrees that it will not claim that the Underwriters owe an agency, fiduciary or similar duty to the Company or the Guarantors, in connection with such transaction or the process leading thereto.

15.       Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.       Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.       Waiver of Jury Trial. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.       Counterparts. This Agreement may be signed in one or more counterparts delivered by any standard form of telecommunication or other electronic transmission, each of which shall be deemed valid and original and all of which together shall constitute one and the same agreement.

19.       Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20.       Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (iv) any other Free Writing

Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 3:50 p.m. (New York time), January 29, 2018.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities to be filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Piedras Negras Brewery Companies” shall mean Compañía Cervecera de Coahuila, S. de R.L. de C.V. and Servicios Modelo de Coahuila, S. de R.L. de C.V. (formerly known in prior form as Compañia Cervecera de Coahuila, S.A. de C.V. and Servicios Modelo de Coahuila S.A. de C.V., respectively).

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above (which was filed within 3 years of the Closing Date), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

21.       USA PATRIOT Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters have advised the Company that they are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuers and the several Underwriters.

Very truly yours,

CONSTELLATION BRANDS, INC.

By:	/s/ Oksana S. Dominach
Name: Oksana S. Dominach
Title: Senior Vice President and Treasurer

GUARANTORS

CONSTELLATION BRANDS SMO, LLC
CONSTELLATION BRANDS U.S. OPERATIONS, INC.
CONSTELLATION SERVICES LLC
CROWN IMPORTS LLC

By:	/s/ Oksana S. Dominach
Name: Oksana S. Dominach
Title: Vice President and Treasurer

HOME BREW MART, INC.

By:	/s/ Oksana S. Dominach
Name: Oksana S. Dominach
Title: Vice President and Assistant Treasurer

Signature Page - Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED, as Representative

By:	/s/ Andrew Karp
Name: Andrew Karp
Title: Managing Director

J.P. MORGAN SECURITIES LLC, as Representative

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated January 29, 2018

Registration Statement No. 333-217584

Representatives: Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC

Title, Purchase Price and Description of Securities:

Title:	3.200% Senior Notes due 2023 (the “2023 Notes”)
3.600% Senior Notes due 2028 (the “2028 Notes”)
4.100% Senior Notes due 2048 (the “2048 Notes”)

Principal amount:	2023 Senior Notes: $600,000,000
2028 Senior Notes: $700,000,000
2048 Senior Notes: $600,000,000

     Purchase price (plus accrued interest, if any, from February 7, 2018):

2023 Senior Notes: 99.307%

2028 Senior Notes: 99.157%

2048 Senior Notes: 98.781%

Closing Date, Time and Location: February 7, 2018, at 10:00 a.m. (New York City time) at Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005

Type of Offering: Non-delayed

SCHEDULE II

Underwriters	Principal Amount of 2023 Notes to be Purchased	Principal Amount of 2028 Notes to be Purchased	Principal Amount of 2048 Notes to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$192,000,000	$224,000,000	$192,000,000
J.P. Morgan Securities LLC	$108,000,000	$126,000,000	$108,000,000
Scotia Capital (USA) Inc.	$42,000,000	$49,000,000	$42,000,000
Rabo Securities USA, Inc.	$42,000,000	$49,000,000	$42,000,000
MUFG Securities Americas Inc.	$42,000,000	$49,000,000	$42,000,000
Goldman Sachs & Co. LLC	$24,000,000	$28,000,000	$24,000,000
SunTrust Robinson Humphrey, Inc.	$24,000,000	$28,000,000	$24,000,000
Wells Fargo Securities, LLC	$24,000,000	$28,000,000	$24,000,000
BBVA Securities Inc.	$18,000,000	$21,000,000	$18,000,000
BNP Paribas Securities Corp.	$18,000,000	$21,000,000	$18,000,000
Siebert Cisneros Shank & Co., L.L.C	$18,000,000	$21,000,000	$18,000,000
SMBC Nikko Securities America, Inc.	$18,000,000	$21,000,000	$18,000,000
TD Securities (USA) LLC	$18,000,000	$21,000,000	$18,000,000
BMO Capital Markets Corp.	$12,000,000	$14,000,000	$12,000,000
Total	$600,000,000	$700,000,000	$600,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses not included in Schedule IV to this Agreement

Investor Presentation dated as of January 29, 2018

SCHEDULE IV

[See attached]

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus

Supplement dated January 29, 2018

Registration No. 333-217584

January 29, 2018

$600,000,000 3.200% Senior Unsecured Notes due 2023

Summary of Final Terms and Details of the Issue

Issuer:	Constellation Brands, Inc.

Principal Amount:	$600,000,000 aggregate principal amount.

Title of Securities:	3.200% Senior Notes due 2023.

Final Maturity Date:	February 15, 2023.

Public Offering Price:	99.907% of principal amount plus accrued interest, if any, from and including February 7, 2018.

Coupon:	3.200% per annum.

Interest Payment Dates:	February 15 and August 15.

Record Dates:	February 1 and August 1.

First Interest Payment Date:	August 15, 2018.

Benchmark UST:	2.375% UST due January 31, 2023.

Benchmark UST Price & Yield:	99-131/4 / 2.500%.

Spread to Benchmark UST:	72 basis points.

Yield to Maturity:	3.220%.

Optional Redemption:	At any time prior to January 15, 2023, the Company may redeem some or all of the notes at any time at a redemption price equal to the greater of

• 100% of the principal amount of the notes being redeemed; and

•  the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the redemption date) on the notes being redeemed (assuming for this purpose, that the notes mature on January 15, 2023) from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 12.5 basis points.

On or after January 15, 2023, the Company may redeem the notes, in whole or in part at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed.

In each case, the Company will also pay accrued and unpaid interest on the notes to the redemption date.

Mandatory Offer to Redeem Upon Change of Control Triggering Event:

If the Company experiences a change of control triggering event, the Company must offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

Trade Date:	January 29, 2018.

Settlement Date:	February 7, 2018, which will be the seventh business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+7”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next four succeeding business days will be required, by virtue of the fact that the notes initially will settle T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Distribution:	SEC Registered.

CUSIP/ISIN Numbers:	CUSIP: 21036PAX6 ISIN: US21036PAX69
Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Scotia Capital (USA) Inc.
Rabo Securities USA, Inc.
MUFG Securities Americas Inc.

Co-Managers:	Goldman Sachs & Co. LLC
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC
BBVA Securities Inc.
BNP Paribas Securities Corp.
Siebert Cisneros Shank & Co., L.L.C.
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
BMO Capital Markets Corp.

The issuer and the subsidiary guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any Joint Bookrunner will arrange to send you the prospectus, at no cost, if you request it by calling, as applicable, (i) the issuer’s Secretary at 1-585-678-7100, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 (toll free) or (iii) J.P. Morgan Securities LLC at 1-212-834-4533 (collect).

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus

Supplement dated January 29, 2018

Registration No. 333-217584

January 29, 2018

$700,000,000 3.600% Senior Unsecured Notes due 2028

Summary of Final Terms and Details of the Issue

Issuer:	Constellation Brands, Inc.

Principal Amount:	$700,000,000 aggregate principal amount.

Title of Securities:	3.600% Senior Notes due 2028.

Final Maturity Date:	February 15, 2028.

Public Offering Price:	99.807% of principal amount plus accrued interest, if any, from and including February 7, 2018.

Coupon:	3.600% per annum.

Interest Payment Dates:	February 15 and August 15.

Record Dates:	February 1 and August 1.

First Interest Payment Date:	August 15, 2018.

Benchmark UST:	2.250% UST due November 15, 2027.

Benchmark UST Price & Yield:	96-04 / 2.703%.

Spread to Benchmark UST:	92 basis points.

Yield to Maturity:	3.623%.

Optional Redemption:	At any time prior to November 15, 2027, the Company may redeem some or all of the notes at any time at a redemption price equal to the greater of

• 100% of the principal amount of the notes being redeemed; and

•      the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the redemption date) on the notes being redeemed (assuming for this purpose, that the notes mature on November 15, 2027) from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 15 basis points.

On or after November 15, 2027, the Company may redeem the notes, in whole or in part at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed.

In each case, the Company will also pay accrued and unpaid interest on the notes to the redemption date.

Mandatory Offer to Redeem
Upon Change of Control
Triggering Event:	If the Company experiences a change of control triggering event, the Company must offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

Trade Date:	January 29, 2018.

Settlement Date:	February 7, 2018, which will be the seventh business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+7”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next four succeeding business days will be required, by virtue of the fact that the notes initially will settle T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Distribution:	SEC Registered.

CUSIP/ISIN Numbers:	CUSIP: 21036PAY4

ISIN: US21036PAY43

Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Scotia Capital (USA) Inc.
Rabo Securities USA, Inc.
MUFG Securities Americas Inc.

Co-Managers:	Goldman Sachs & Co. LLC
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC
BBVA Securities Inc.
BNP Paribas Securities Corp.
Siebert Cisneros Shank & Co., L.L.C.
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
BMO Capital Markets Corp.

The issuer and the subsidiary guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any Joint Bookrunner will arrange to send you the prospectus, at no cost, if you request it by calling, as applicable, (i) the issuer’s Secretary at 1-585-678-7100, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 (toll free) or (iii) J.P. Morgan Securities LLC at 1-212-834-4533 (collect).

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus

Supplement dated January 29, 2018

Registration No. 333-217584

January 29, 2018

$600,000,000 4.100% Senior Unsecured Notes due 2048

Summary of Final Terms and Details of the Issue

Issuer:	Constellation Brands, Inc.

Principal Amount:	$600,000,000 aggregate principal amount.

Title of Securities:	4.100% Senior Notes due 2048.

Final Maturity Date:	February 15, 2048.

Public Offering Price:	99.656% of principal amount plus accrued interest, if any, from and including February 7, 2018.

Coupon:	4.100% per annum.

Interest Payment Dates:	February 15 and August 15.

Record Dates:	February 1 and August 1.

First Interest Payment Date:	August 15, 2018.

Benchmark UST:	2.750% UST due August 15, 2047.

Benchmark UST Price & Yield:	96-2+ / 2.950%.

Spread to Benchmark UST:	117 basis points.

Yield to Maturity:	4.120%.

Optional Redemption:	At any time prior to August 15, 2047, the Company may redeem some or all of the notes at any time at a redemption price equal to the greater of

• 100% of the principal amount of the notes being redeemed; and

•  the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the redemption date) on the notes being redeemed (assuming for this purpose, that the notes mature on August 15, 2047) from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 20 basis points.

On or after August 15, 2047, the Company may redeem the notes, in whole or in part at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed.

In each case, the Company will also pay accrued and unpaid interest on the notes to the redemption date.

Mandatory Offer to Redeem Upon Change of Control Triggering Event:

If the Company experiences a change of control triggering event, the Company must offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

Trade Date:	January 29, 2018.

Settlement Date:	February 7, 2018, which will be the seventh business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+7”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next four succeeding business days will be required, by virtue of the fact that the notes initially will settle T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Distribution:	SEC Registered.

CUSIP/ISIN Numbers:	CUSIP: 21036PAZ1 ISIN: US21036PAZ18

Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
J.P. Morgan Securities LLC
Scotia Capital (USA) Inc.
Rabo Securities USA, Inc.
MUFG Securities Americas Inc.

Co-Managers:	Goldman Sachs & Co. LLC
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC
BBVA Securities Inc.
BNP Paribas Securities Corp.
Siebert Cisneros Shank & Co., L.L.C.
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
BMO Capital Markets Corp.

The issuer and the subsidiary guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any Joint Bookrunner will arrange to send you the prospectus, at no cost, if you request it by calling, as applicable, (i) the issuer’s Secretary at 1-585-678-7100, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 (toll free) or (iii) J.P. Morgan Securities LLC at 1-212-834-4533 (collect).

ANNEX I

Form of Opinion of McDermott Will & Emery LLP

(i)    The Company is validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to execute, deliver and perform all of its obligations under the Notes, the Indenture and the Underwriting Agreement (the “Transaction Documents”).

(ii)    No consent, approval, authorization, order, registration or qualification of or with any governmental authority or agency or, to our knowledge, any court or similar body is required under the federal laws of the United States, the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the General Corporation Law of the State of California for the execution, delivery or performance of the Transaction Documents by the Company or any Guarantor, as the case may be, except such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters or as may be required under the rules of FINRA (as to which we express no opinion).

(iii)    The execution, delivery and performance of the Transaction Documents by the Company as well as the issuance and authentication of the Securities to be issued, and the application of the net proceeds from the sale of the Securities in the manner described in the Prospectus Supplement under the caption “Use of Proceeds” do not (A) violate the charter and by-laws of the Company, (B) violate, constitute a breach of or a default by the Company or any Guarantor, as the case may be, under, or result in the creation or imposition of any lien, security interest or encumbrance upon any of the assets of the Company or any Guarantor, as the case may be, pursuant to the terms of any agreement or instrument listed on Exhibit I hereto, (C) contravene the General Corporation Law of the State of Delaware or any statute, rule or regulation under the laws of the United States and the State of New York applicable to the Company or any of its properties, which in our experience is normally applicable to transactions of the type contemplated by the Underwriting Agreement, or (D) to our knowledge, violate any Applicable Order. The term “Applicable Orders” means those judgments, orders or decrees of Governmental Authorities that the Company has represented to us are the only such judgments, orders or decrees applicable to the Company, any of its subsidiaries or any of their respective properties, which judgments, orders or decrees are identified on Schedule [—] to this opinion.

(iv)    The Transaction Documents have been duly authorized by the Company. The Transaction Documents and the Guarantees have been duly executed and delivered by the Company and each of the Guarantors, as applicable. The sale and the issuance of the Notes, and the execution and delivery thereof, have been duly authorized by requisite corporate action of the Company. The Securities have been duly delivered to the Underwriters by the Company and the Guarantors.

(v)    The Indenture is a legal, valid and binding agreement, and (assuming the due authorization, execution and delivery thereof by the Trustee) enforceable against the Company and each Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). When the Notes and the Guarantees have been authenticated and delivered by the Trustee (which fact we have not determined by an inspection of the Notes or Guarantees) or an Authentication Agent (as defined in the Indenture) and issued by the Company and the Guarantors in accordance with the terms of the Indenture, the Notes and the Guarantees will be valid and legally and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(vi)    The Securities and the Indenture conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus under the heading “Description of the Notes and the Guarantees” and “Description of Debt Securities.” The statements made in the Disclosure Package and the Final Prospectus under the caption “Material United States Federal Income Tax Considerations,” insofar as they describe certain matters of law, are accurate in all material respects.

(vii)    Upon or after the Registration Statement became effective under the Securities Act on May 2, 2017, the Indenture was qualified under the Trust Indenture Act and the Prospectus was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations on the dates specified in such opinion on the dates and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

(viii)    As of their respective dates and as of the Closing Date, each of the Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to the Closing Date, and the documents incorporated by reference in the Disclosure Package and the Prospectus (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the United States Securities and Exchange Commission (the “Commission”), appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (except that we do not express any opinion as to the financial statements, the notes thereto, the schedules and other financial data included therein or incorporated by reference therein or excluded therefrom, or exhibits thereto or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus except to the extent set forth in paragraph (vi) of this opinion).

(ix)    The Indenture conforms as to form in all material respects with the requirements of the Trust Indenture Act and the Trust Indenture Act Rules and Regulations.

(x)    Neither the Company nor any Subsidiary is or after giving effect to the use of proceeds will be required to register under the Investment Company Act of 1940, as amended (the “1940 Act”), as an “investment company” as such term is defined in the 1940 Act.

(xi)    The application of the proceeds from the sale of the Notes by the Company as set forth in the Prospectus Supplement will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Form of Negative Assurance Letter of McDermott Will & Emery LLP

In connection with the offering of the Securities, we have participated in conferences with officers and other representatives of the Issuers, representatives of the independent registered public accountants of the Company, counsel to the Underwriters and your representatives at which the contents of the Registration Statement, Disclosure Package and the Final Prospectus and related matters were discussed. Except to the limited extent set forth in paragraphs (vi) of our letter to you of even date herewith, we have not independently verified, and are not passing upon and do not assume responsibility for, the accuracy, completeness or fairness of statements contained in the Disclosure Package or the Final Prospectus.

On the basis of the foregoing, and subject to the assumptions and qualifications set forth herein, we advise you that no facts have come to our attention that cause us to believe that (i) the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) the Final Prospectus, as of its date, contained or as of the date hereof contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Registration Statement as of the time it was deemed effective with respect to the Securities or the Final Prospectus as of its date or as of the Closing Date (including the documents incorporated therein by reference (except to the extent statements contained in such incorporated documents have been modified or superseded by later statements contained in the Registration Statement or the Final Prospectus)), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that, in each case, we express no view as to (x) the financial statements, schedules and other financial data included or incorporated by reference in or omitted from the Registration Statement, Disclosure Package or the Final Prospectus or (y) the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon.

In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates or statements of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting corporate existence or good standing.

EXHIBIT I TO ANNEX I

1.	Form of Stock Option Amendment pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on December 12, 2007.

2.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class A Common Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on July 31, 2007.

3.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants before July 26, 2007) as filed by the Company on a Form 8-K on December 12, 2007.

4.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants on or after July 26, 2007 and before April 1, 2008) as filed by the Company on a Form 8-K on December 12, 2007.

5.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants on or after April 1, 2008 and before April 6, 2009) as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2008.

6.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants on or after April 6, 2009 and before April 5, 2010) as filed by the Company on a Form 8-K on April 9, 2009.

7.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants on or after April 5, 2010 and before April 3, 2012) as filed by the Company on a Form 8-K on April 9, 2010.

8.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants on or after April 3, 2012 and before April 28, 2014) as filed by the Company on a Form 8-K on April 5, 2012.

9.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants on or after April 28, 2014 and before April 25, 2016) as filed by the Company on a Form 8-K on May 1, 2014.

10.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants on or after April 25, 2016 and before April 21, 2017) as filed by the Company on a Form 8-K on April 28, 2016.

11.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants on or after April 21, 2017) as filed by the Company on a Form 8-K on April 25, 2017.

12.	Form of Restricted Stock Unit Agreement with respect to the Company’s Long-Term Stock Incentive Plan (grants on or after April 26, 2013 and before April 28, 2014) as filed by the Company on a Form 8-K on May 1, 2013.

13.	Form of Restricted Stock Unit Agreement with respect to the Company’s Long-Term Stock Incentive Plan (grants on or after April 28, 2014 and before April 28, 2015) as filed by the Company on a Form 8-K on May 1, 2014.

14.	Form of Restricted Stock Unit Agreement with respect to the Company’s Long-Term Stock Incentive Plan (awards on or after April 28, 2015 and before April 25, 2016) as filed by the Company on a Form 8-K on May 1, 2015.

15.	Form of Restricted Stock Unit Agreement with respect to the Company’s Long-Term Stock Incentive Plan (awards on or after April 25, 2016 and before April 21, 2017) as filed by the Company on a Form 8-K on April 28, 2016.

16.	Form of Restricted Stock Unit Agreement with respect to the Company’s Long-Term Stock Incentive Plan (awards on or after April 21, 2017) as filed by the Company on a Form 8-K on April 25, 2017.

17.	Form of Restricted Stock Unit Agreement with respect to the Company’s Long-Term Stock Incentive Plan (relating to cliff vested awards) filed by the Company on a Form 8-K on July 26, 2013.

18.	Form of Restricted Stock Unit Agreement with respect to the Company’s Long-Term Stock Incentive Plan (providing for ratable vesting over three years) filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2015.

19.	Form of Performance Share Unit Agreement for Executives with respect to the Company’s Long-Term Stock Incentive Plan (awards on or after April 28, 2014 and before April 28, 2015) as filed by the Company on a Form 8-K on May 1, 2014.

20.	Form of Performance Share Unit Agreement for Executives with respect to the Company’s Long-Term Stock Incentive Plan (awards on or after April 28, 2015 and before April 25, 2016) as filed by the Company on a Form 8-K on May 1, 2015.

21.	Form of Performance Share Unit Agreement for Non-Executive Employees with respect to the Company’s Long-Term Stock Incentive Plan (awards on or after April 28, 2014 and before April 28, 2015) as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2015.

22.	Form of Performance Share Unit Agreement for Non-Executive Employees with respect to the Company’s Long-Term Stock Incentive Plan (awards on or after April 28, 2015 and before April 25, 2016) as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2015.

23.	Form of Performance Share Unit Agreement with respect to the Company’s Long-Term Stock Incentive Plan (awards on or after April 25, 2016 and before April 21, 2017) as filed by the Company on a Form 8-K on April 28, 2016.

24.	Form of Performance Share Unit Agreement with respect to the Company’s Long-Term Stock Incentive Plan (awards on or after April 21, 2017) as filed by the Company on a Form 8-K on April 25, 2017.

25.	Form of Performance Share Unit Agreement with respect to the Company’s Long-Term Stock Incentive Plan (relating to specified performance criteria) as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2015.

26.	Form of Terms and Conditions Memorandum for Directors with respect to options to purchase Class A Common Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on July 31, 2007.

27.	Form of Terms and Conditions Memorandum for Directors with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants before July 17, 2008) as filed by the Company on a Form 8-K on December 12, 2007.

28.	Form of Terms and Conditions Memorandum for Directors with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants on or after July 17, 2008 and before July 22, 2010) as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2008.

29.	Form of Terms and Conditions Memorandum for Directors with respect to a pro rata grant of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on April 22, 2010.

30.	Form of Terms and Conditions Memorandum for Directors with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants on or after July 22, 2010 and before July 27, 2012) as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2010.

31.	Form of Terms and Conditions Memorandum for Directors with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants on or after July 27, 2012 and before July 23, 2014) as filed by the Company on a Form 8-K on July 31, 2012.

32.	Form of Terms and Conditions Memorandum for Directors with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants on or after July 23, 2014 and before July 20, 2016) as filed by the Company on a Form 8-K on July 25, 2014.

33.	Form of Terms and Conditions Memorandum for Directors with respect to options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants on or after July 20, 2016 and before July 18, 2017) as filed by the Company on a Form 8-K on July 22, 2016.

34.	Form of Restricted Stock Award Agreement for Directors with respect to awards of restricted stock pursuant to the Company’s Long-Term Stock Incentive Plan (awards on or after July 20, 2016 and before July 18, 2017) as filed by the Company on a Form 8-K on July 22, 2016.

35.	Form of Restricted Stock Unit Agreement for Directors with respect to awards of restricted stock units pursuant to the Company’s Long-Term Stock Incentive Plan (awards on or after July 20, 2016 and before July 18, 2017) as filed by the Company on a Form 8-K on July 22, 2016.

36.	Constellation Brands, Inc. Annual Management Incentive Plan, amended and restated as of July 27, 2012 as filed by the Company on a Form 8-K on July 31, 2012.

37.	Supplemental Executive Retirement Plan of the Company as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 1999.

38.	First Amendment to the Company’s Supplemental Executive Retirement Plan as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1999.

39.	Second Amendment to the Company’s Supplemental Executive Retirement Plan as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2001.

40.	Third Amendment to the Company’s Supplemental Executive Retirement Plan as filed by the Company on a Form 8-K on April 13, 2005.

41.	2005 Supplemental Executive Retirement Plan of the Company as filed by the Company on a Form 8-K on April 13, 2005.

42.	First Amendment to the Company’s 2005 Supplemental Executive Retirement Plan as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2007.

43.	Second Amendment to the Company’s 2005 Supplemental Executive Retirement Plan as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2013.

44.	Form of Executive Employment Agreement between Constellation Brands, Inc. and its Chairman of the Board and its President and Chief Executive Officer as filed by the Company on a Form 8-K on May 21, 2008.

45.	Form of Executive Employment Agreement between Constellation Brands, Inc. and its Other Executive Officers (other than Messrs. Wright, Hackett, Kane, Newlands, Klein, Stenzel and Bourdeau) as filed by the Company on a Form 8-K on May 21, 2008.

46.	Executive Employment Agreement dated November 19, 2010 between Constellation Brands, Inc. and John Ashforth Wright as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2012.

47.	Executive Employment Agreement effective as of August 1, 2016, between Constellation Brands Canada, Inc. and John A. Wright as filed by the Company on a Form 8-K on June 15, 2016.

48.	Retention Bonus Agreement dated November 24, 2016, between Constellation Brands Canada, Inc. and John A. (Jay) Wright filed by the Company on a Form 8-K on November 28, 2016.

49.	Executive Employment Agreement made as of June 17, 2013, among Crown Imports LLC, Constellation Brands, Inc., and William F. Hackett filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2013.

50.	Executive Employment Agreement dated February 27, 2017, among Crown Imports LLC, Constellation Brands, Inc., and William F. Hackett filed by the Company on a Form 8-K on February 28, 2017.

51.	Executive Employment Agreement made as of June 17, 2013, between Constellation Brands, Inc. and Thomas M. Kane filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2013.

52.	Executive Employment Agreement made as of January 26, 2015, between Constellation Brands, Inc. and William A. Newlands filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2015.

53.	Executive Employment Agreement made as of June 29, 2015, between Constellation Brands, Inc. and David Klein filed by the Company on a Form 8-K on July 2, 2015.

54.	Amended and Restated Sub-license Agreement, dated as of June 7, 2013, between Marcas Modelo, S. de R.L. de C.V. and Constellation Beers Ltd. filed by the Company on a Form 8-K on June 11, 2013.

55.	Form of Executive Employment Agreement between Constellation Brands, Inc. and certain of its Other Executive Officers (including Christopher Stenzel and James Bourdeau) filed by the Company’s Quarterly Report Form 10-Q for the fiscal quarter ended May 31, 2017.

56.	Form of Terms and Conditions Memorandum for Directors with respect to options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan (grants on or after July 18, 2017) as filed by the Company on a Form 8-K on July 20, 2017.

57.	Form of Restricted Stock Award Agreement for Directors with respect to awards of restricted stock pursuant to the Company’s Long-Term Stock Incentive Plan (awards on or after July 18, 2017) as filed by the Company on a Form 8-K on July 20, 2017.

58.	Form of Restricted Stock Unit Agreement for Directors with respect to awards of restricted stock units pursuant to the Company’s Long-Term Stock Incentive Plan (awards on or after July 18, 2017) as filed by the Company on a Form 8-K on July 20, 2017.

59.	Constellation Brands, Inc. Long-Term Stock Incentive Plan, amended and restated as of July 18, 2017 as filed by the Company on a Form 8-K on July 20, 2017.

ANNEX II

Form of Opinion of Nixon Peabody LLP

(i)    Each of the Subsidiaries of the Company listed on Exhibit I attached hereto (the “Guarantors”) is a corporation or a limited liability company duly incorporated or formed, as applicable, in each case, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable. The Company and each Guarantor has all requisite corporate power or limited liability company power, as applicable, to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Disclosure Package and the Final Prospectus. All of the issued and outstanding capital stock or membership interests, as applicable, of each Guarantor have been duly authorized and validly issued and, to the knowledge of such counsel, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights of stockholders or members arising under the corporate law or the limited liability company law, as applicable, of the state of incorporation or formation, as applicable, of such Guarantor, the charter or bylaws or limited liability company agreement, as applicable, of such Guarantor, or, to the knowledge of such counsel, any agreement to which such Guarantor is party, and, to the knowledge of such counsel, is owned directly or indirectly by the Company, free and clear of any Lien except for the Liens permitted by the Credit Agreement identified under item 3 on Exhibit II hereto.

(ii)    The Guarantors have the corporate power or limited liability company power, as applicable, and authority to execute, deliver and perform all of their respective obligations under the Underwriting Agreement, the Indenture and the Guarantees. The execution, delivery and performance of the Underwriting Agreement, the Indenture, the Notes and the Guarantees by the Company or any Guarantor, as well as the issuance and authentication of the Guarantees to be issued, does not (i) violate the charter or bylaws or limited liability company agreement, as applicable, of any Guarantor, (ii) violate the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the General Corporation Law of the State of California or any statute, rule or regulation under the laws of the State of New York applicable to the Guarantors or any of their respective properties, which in the experience of such counsel is normally applicable to transactions of the type contemplated by the Underwriting Agreement, (iii) violate, constitute a default by the Company or any Guarantor, as the case may be, under, or result in the creation or imposition of any Lien upon any of the assets of the Company or any Guarantor, as the case may be, pursuant to the terms of, the Credit Agreement or the indentures listed on Exhibit II hereto or (iv) to the knowledge of such counsel, violate any judgment, decree or order of any court or governmental agency or court or body applicable to any of the Guarantors or any of their respective properties.

(iii)    The Underwriting Agreement, the Indenture and the Guarantees have been duly authorized, executed and delivered by each Guarantor. The sale and issuance of the Guarantees and the execution and delivery thereof have been duly authorized by requisite corporate or limited liability company, as applicable, action of the Guarantors.

(iv)    To the knowledge of such counsel, there is not pending or threatened any action, suit or proceeding, to which the Company or any of the Guarantors is a party, or to which the property of the Company or any of the Guarantors is subject which is required to be disclosed in the documents incorporated by reference in the Final Prospectus which is not so disclosed in such documents.

(v)    Each of the documents filed by the Company under the Exchange Act and incorporated by reference into the Preliminary Prospectus and Final Prospectus (collectively, the “Documents”), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act, and the rules and regulations as promulgated by the Commission under the Exchange Act, except that such counsel need not express any opinion as to the financial computations, financial statements, pro forma financial statements, or notes or schedules thereto or other financial or accounting data contained therein, incorporated by reference therein, or excluded therefrom or contained in the exhibits thereto (except to the extent set forth in the next sentence of this paragraph), or derived therefrom and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Documents. To such counsel’s knowledge, without having made any independent investigation and based upon representations of officers of the Company as to factual matters, there were no contracts or documents required to be filed as exhibits to such Documents on the date they were filed which were not so filed.

EXHIBIT I TO ANNEX II

Guarantors

Guarantor	State of Formation

Constellation Brands SMO, LLC	Delaware

Constellation Brands U.S. Operations, Inc.	New York

Constellation Services LLC	Delaware

Crown Imports LLC	Delaware

Home Brew Mart, Inc.	California

EXHIBIT II TO ANNEX II

1.	Indenture dated as of April 17, 2012 among the Company, the guarantors signatory thereto and Manufacturers and Traders Trust Company, as trustee, as supplemented by Supplemental Indenture No. 1 dated as of April 17, 2012 among the Company, the guarantors named therein and Manufacturers and Traders Trust Company, as trustee, as further supplemented by Supplemental Indenture No. 2 dated as of August 14, 2012 among the Company, the guarantors named therein and Manufacturers and Traders Trust Company, as trustee, as further supplemented by Supplemental Indenture No. 3 dated as of May 14, 2013 among the Company, the guarantors named therein and Manufacturers and Traders Trust Company, as trustee, as further supplemented by Supplemental Indenture No. 4 dated as of May 14, 2013 among the Company, the guarantors named therein and Manufacturers and Traders Trust Company, as trustee, as further supplemented by Supplemental Indenture No. 5 dated as of June 7, 2013 among the Company, the new guarantors named therein and Manufacturers Traders and Trust Company, as trustee, as further supplemented by Supplemental Indenture No. 6 dated as of May 28, 2014 among the Company, the new guarantor named therein and Manufacturers and Traders Trust Company, as trustee, as further supplemented by Supplemental Indenture No. 7 dated as of November 3, 2014 among the Company, the guarantors named therein and Manufacturers and Traders Trust Company, as trustee, as further supplemented by Supplemental Indenture No. 8 dated as of November 3, 2014 among the Company, the guarantors named therein and Manufacturers and Traders Trust Company, as trustee, as further supplemented by Supplemental Indenture No. 9 dated as of December 4, 2015 among the Company, the guarantors named therein and Manufacturers and Traders Trust Company, as trustee, as further supplemented by Supplemental Indenture No. 10 dated as of January 15, 2016 among the Company, the new guarantor named therein and Manufacturers and Traders Trust Company, as trustee, as further supplemented by Supplemental Indenture No. 11 dated as of December 6, 2016 among the Company, the guarantors named therein and Manufacturers and Traders Trust Company, as trustee, as further supplemented by Supplemental Indenture No. 12 dated as of May 9, 2017 among the Company, the guarantors named therein and Manufacturers and Traders Trust Company, as trustee, as further supplemented by Supplemental Indenture No. 13 dated as of May 9, 2017 among the Company, the guarantors named therein and Manufacturers and Traders Trust Company, as trustee, as further supplemented by Supplemental Indenture No. 14 dated as of May 9, 2017 among the Company, the guarantors named therein and Manufacturers and Traders Trust Company, as trustee, as further supplemented by Supplemental Indenture No. 15 dated as of November 7, 2017 among the Company, the guarantors named therein and Manufacturers and Traders Trust Company, as trustee, as further supplemented by Supplemental Indenture No. 16 dated as of November 7, 2017 among the Company, the guarantors named therein and Manufacturers and Traders Trust Company, as trustee, and as further supplemented by Supplemental Indenture No. 17 dated as of November 7, 2017 among the Company, the guarantors named therein and Manufacturers and Traders Trust Company, as trustee.

2.

Restatement Agreement dated as of July 14, 2017 among the Company, CIH International S.à r.l., CIH Holdings S.à r.l., CB International Finance S.à r.l., Bank of America, N.A., as administrative agent, the lenders party thereto, and the other parties thereto, including the Sixth Amended and Restated Credit Agreement dated as of July 14, 2017 (the “Credit Agreement”) among the Company, CIH International S.à r.l., CB International Finance S.à r.l., Bank of America, N.A., as administrative agent, and the lenders party thereto.